                                  EXHIBIT 10

                       1996 DEFERRED COMPENSATION PLAN
                              THE TIMKEN COMPANY
             ELECTION AGREEMENT FOR DEFERRAL OF RESTRICTED SHARES*

     I hereby elect under the terms of the 1996 Deferred Compensation Plan for
The Timken Company (the "Plan") to defer payment with respect to certain or all of the Restricted Shares granted to me on April 16, 2002, pursuant to the Long-
Term Incentive Plan for The Timken Company as follows:
                  DEFERRAL OF RESTRICTED SHARES
     1.   Percentage or number of Restricted Shares granted on April 16, 2002, that become nonforfeitable (i.e., vested) (a) in 2003 only [  ]
          (b) in 2003, 2004, 2005 and 2006 [  ] or ___________ (specify year or years) [  ] (check one):

          25%  [  ]   50%  [  ]   100%  [  ]  ___% [  ]  ___ total shares [  ]
     2.   Please make payment of the deferred Common Shares together with all accrued amounts in my Account attributable to the deferred Common
          Shares as follows:
          a.   Pay in lump sum  [  ]
          b.   Pay in ___ approximately equal quarterly installments [  ]
     3.   Please defer payment or make payment of first installment as follows:
          a.   Defer until the date I cease to be an associate [  ]
          b.   Defer until ___ [  ] (specify date or number of years following termination of employment)
                              SIGNATURE/AUTHORIZATION
     I acknowledge that I have reviewed the Plan and understand that my part-
icipation will be subject to the terms and conditions contained in the Plan.

*NOTE:  If you elect to defer payment with respect to Restricted Shares, you will be deemed, as of June 14, 2002, to have surrendered the Restricted Shares and to have your Account under the Plan credited with an equal number of Common
Shares.  Accordingly, as of that date, you will no longer have voting and dividend rights with respect to the Restricted Shares surrendered.  Your Account under the Plan, however, will be credited from June 14, 2002 with amounts equal to the dividends paid on the number of Common Shares reflected in such Account.
In addition to being subject to the rules of the Plan, your Account for the remainder of time that the Restricted Shares would have been subject to a risk of forfeiture will to the same extent and under the same circumstances be subject to a risk of forfeiture.

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Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.  The effective date of this election shall be June 14, 2002.
     I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.
Dated this _____ day of __________________, 2002.

___________________________                  ________________________________
       (Signature)                                  (Print or type name)